EXHIBIT 99.1

Indoor Harvest Corp Signs Definitive Agreement to Acquire Alamo CBD

Houston, Texas, April 24, 2017 — Indoor Harvest Corp (OTCQB:INQD) is pleased to announce, with Alamo CBD, LLC (“Alamo”), that on April 20, 2017 both Companies entered into a definitive share exchange agreement (the “Agreement”) to acquire 100% of the member ownership in Alamo.

Pursuant to the Agreement, Indoor Harvest will sell, convey, transfer and assign to Alamo, Twenty Five Million Two Hundred Eighty Thousand and Twenty Seven (25,280,027) shares of common stock of Indoor Harvest, par value $0.001, in the aggregate, in exchange for the transfer of such securities by the members of Alamo. Upon completion of the exchange, all of the Alamo interests shall be held by Indoor Harvest and Alamo shall become a wholly owned subsidiary of Indoor Harvest.

On March 31, 2017, Alamo submitted an application under the Texas Compassionate Use Program (“TCUP”) to produce and dispense low-THC cannabis oils for the treatment of intractable epilepsy. Alamo has brought together prominent Texans from the United States military, Healthcare and Biopharmaceutical industries, as well as retired veterans of the Department of Public Safety (“DPS”), each committed to providing low-THC cannabis medicine to intractable epilepsy patients in Texas, while advancing the TCUP by collaborating with DPS officials. If licensed, Alamo would meet and exceed security, compliance, and quality standards set by regulators. The DPS is currently expected to notify those applicants that have been conditionally approved on April 30, 2017.

Additionally, on March 23, 2017, Indoor Harvest and Alamo entered into a Contractual Joint Venture Agreement with Vyripharm Enterprises, LLC (“Vyripharm”), pursuant to which the parties agreed to participate in an unincorporated joint venture (the “Joint Venture”) to establish Alamo as a supplier of a variety of low-THC cannabis oil to Vyripharm for Vyripharm’s use in conducting research and development to create novel pharmaceutical and radiopharmaceutical compounds designed to image and treat intractable epilepsy.

Under the Joint Venture, Alamo will provide low-THC cannabis oil to Vyripharm using Indoor Harvest’s patent pending HPA platform in order to provide specific chemical expression profiles needed for Vyripharm’s research and patient treatments. The Joint Venture would allow the group to provide a unique ability in the industry, personalized patient medicine, by testing patient efficacy, utilizing the full entourage effect of cannabis, to those suffering from intractable epilepsy in the State of Texas. Vyripharm has extensive patent coverage on its imaging and delivery platforms and was recently granted patent allowance by the United States Patent and Trade Office for its comprehensive medical cannabis and hemp testing methodology platform ["Integrated Systems and Methods of Evaluating Cannabis and Cannabinoid Products for Public Safety, Quality Control and Quality Assurance Purposes" Patent# US20150219610 A1].

Additionally, Vyripharm has entered into sponsored research agreements for its core platforms with the University of Texas Medical Branch Galveston, The University of Texas Health Science Center at Houston – Institute of Molecular Medicine Sponsored Research and The University of Texas M.D. Anderson Cancer Center. There is also an agreement with the National Institute of Drug Abuse and pending agreements with Baylor College of Medicine and the VA Hospital in Houston, TX.

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and a shareholder vote will be required to close the transaction. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement in its entirety when it becomes available and any other documents to be filed with the SEC in connection with the proposed acquisition or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and shareholders may obtain a free copy of documents filed by Indoor Harvest Corp with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of Indoor Harvest Corp’s filings with the SEC from Indoor Harvest Corp’s website at http://investors.indoorharvest.com/SEC-filings.

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Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CINO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

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